As filed with the Securities and Exchange Commission on February 28, 1997.
                                        Registration No. 33-98280


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   ___________________________

                 POST-EFFECTIVE AMENDMENT NO. 3
                               TO
                            FORM S-1

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                   ___________________________

                      C. R. ANTHONY COMPANY
     (Exact name of registrant as specified in its charter)

              Oklahoma                             73-0129405
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)              Identification No.)

                                               Michael E. McCreery
                                               701 North Broadway
         701 North Broadway              Oklahoma City, Oklahoma  73102
   Oklahoma City, Oklahoma 73102         (Name and address of agent for
   (Address, including zip code,                    service)
  of principal executive offices)                (405) 278-7400
                                        (Telephone number, including area
                                           code, of agent for service)

                            Copy to:
                      Lon Foster, III, Esq.
           Crowe & Dunlevy, A Professional Corporation
                      500 Kennedy Building
                        321 South Boston
                      Tulsa, Oklahoma 74103
                         (918) 592-9800

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                 CALCULATION OF REGISTRATION FEE

   Title of Each                     Proposed      Proposed     Amount of
     Class of         Amount to be   Maximum       Maximum    Registration
  Securities to be     Registered    Offering      Aggregate        Fee
     Registered                      Price Per     Offering
                                      Share         Price
--------------------  ------------- -------------- ----------- -------------
Common Stock,par         544,624 (1)     N/A  (2)      N/A  (2)     N/A  (2)
value $0.01 per share

(1) A total of 2,969,268 shares of Common Stock were originally registered pursuant to this Registration Statement, and this Post-Effective Amendment No. 3 is being filed to deregister 2,424,644 shares of Common Stock, leaving subject to the Registration Statement a total of 544,624 shares which have been sold prior to the date hereof.

(2)    A fee of $3,071.65 was paid in connection with the
  original filing of this Registration Statement. No additional fee is payable in connection herewith because this Post
  Effective Amendment No. 3 is being filed to reduce the number of securities that are subject to this Registration Statement.
_________________________________________________________________
  This Post-Effective Amendment No. 3 to this Registration
Statement hereby deregisters 2,424,644 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Registrant, leaving subject to this Registration Statement a total of 544,624 shares of Common Stock which have been sold prior to the date hereof.


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on February 28, 1997.

                                   C.R. ANTHONY COMPANY


                                   By: /s/ Michael E. McCreery
                                          Michael E. McCreery
                                          Vice Chairman and Chief
                                          Administrative Officer
                                          (authorized officer and
                                          agent for service pursuant
                                          to the Registration Statement)